Explanatory Note

Ohanae, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 11 and 12.

PART III

Index to Exhibits

Exhibit No.	Exhibit Description
1.1*	Agreement with Dalmore Group, LLC.
2.1*	Second Restated Certificate of Incorporation.
2.2*	Bylaws.
4.1*	Form of Subscription Agreement.
6.1*	Software Transfer Agreement between Ohanae, Inc. and Ohanae PTE. LTD dated January 1, 2021.
6.2*	Addendum dated February 18, 2022 to Software Transfer Agreement between Ohanae, Inc. and Ohanae PTE. LTD dated January 1, 2021.
6.3*	2022 Equity Incentive Plan of Ohanae, Inc. (including Form of Stock Option Agreement and Form of Grant Notice).
6.4*	Gregory Hauw Employment Agreement dated January 1, 2022.
6.5*	Sok-Leng Chan Employment Agreement dated January 1, 2022.
6.6*	Trademark Agreement between Ohanae, Inc., a California corporation, and the Company dated June 26, 2020.
6.7*	Patent Agreement between Gregory Hauw and the Company dated September 20, 2020.
6.8*	Consulting Agreement dated June 7, 2022 between the Company and Digital Consulting Services, LLC.
11**	Consent of YSL & Associates LLC.
12**	Opinion of CrowdCheck Law LLP.

______________________________

* Previously filed

** Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 2, 2023.

Ohanae, Inc.

/s/ Gregory Hauw

By: Gregory Hauw
Title: Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory Hauw

Gregory Hauw, Chief Executive Officer, Director

Date: March 2, 2023

/s/ Sok-Leng Chan
Sok-Leng Chan, Chief Financial Officer, Principal Accounting Officer, Principal Financial Officer, Director
Date: March 2, 2023

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